Exhibit 99.2

Nabriva Therapeutics plc Successfully Concludes Tender Offer for

Outstanding Common Shares of Nabriva Therapeutics AG and

Outstanding American Depositary Shares of Nabriva Therapeutics AG

DUBLIN, Ireland — June 26, 2017 — Nabriva Therapeutics plc (“Nabriva Therapeutics”) today announced that it has successfully concluded its previously announced tender offer related to the exchange of common shares (“Nabriva AG Common Shares”) of Nabriva Therapeutics AG (“Nabriva AG”) and American depositary shares of Nabriva AG (Nasdaq: NBRV) (“Nabriva AG ADSs”) for ordinary shares (“Nabriva Ireland Shares”) of Nabriva Therapeutics (the “Exchange Offer”).

The Exchange Offer expired at 5:00 p.m., New York City time (11:00 p.m., Austria time), on June 23, 2017.  At the time of expiration of the Exchange Offer, 461,266 Nabriva AG Common Shares and 22,204,595 Nabriva AG ADSs (excluding 22,123 Nabriva AG ADSs tendered pursuant to guaranteed delivery procedures that have not yet been delivered in settlement or satisfaction of such guarantee), representing approximately 98.5% of the total issued share capital of Nabriva AG, had been validly tendered pursuant to the Exchange Offer and not properly withdrawn.

Trading of Nabriva Ireland Shares for which the Nabriva AG Common Shares and Nabriva AG ADSs were exchanged is expected to begin on Monday, June 26, 2017 on the NASDAQ Global Select Market under the ticker symbol NBRV.

ABOUT NABRIVA THERAPEUTICS

Nabriva Therapeutics is a clinical stage biopharmaceutical company engaged in the research and development of novel anti-infectives to treat serious bacterial infections, with a focus on the pleuromutilin class of antibiotics. Nabriva Therapeutics’s medicinal chemistry expertise has enabled targeted discovery of novel pleuromutilins, including both intravenous and oral formulations of its lead product candidate. Nabriva Therapeutics’s lead product candidate, lefamulin, is a novel semi-synthetic pleuromutilin antibiotic with the potential to be the first-in-class available for systemic administration in humans. Nabriva Therapeutics believes that lefamulin is the first antibiotic with a novel mechanism of action to have reached late-stage clinical development in more than a decade. Lefamulin is currently being evaluated in two global, registrational Phase 3 clinical trials in patients with moderate to severe CABP. Nabriva Therapeutics believes that lefamulin is well positioned for use as a first-line empiric monotherapy for the treatment of moderate to severe CABP due to its novel mechanism of action, targeted spectrum of activity, resistance profile, achievement of substantial drug concentration in lung tissue and fluid, oral and IV formulations and a favorable tolerability profile.

Nabriva Therapeutics owns exclusive, worldwide rights to lefamulin, which is protected by composition of matter patents issued in the United States, Europe and Japan.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS

This press release contains statements that we believe to be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact are forward-looking statements. All statements, other than statements of historical facts, contained in this press release, including statements regarding the success and consequences of the Exchange Offer, are forward-looking statements.

These statements relate to future events or to the conclusion of the Exchange Offer and involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements relating to the conclusion of the Exchange Offer and commencement of trading of the Nabriva Ireland Shares on the NASDAQ Global Select Market to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. The words “anticipate”, “assume”, “believe”, “contemplate”, “continue”, “could”, “estimate”, “expect”, “goal”, “intend”, “may”, “might”, “objective”, “plan”, “potential”, “predict”, “project”, “positioned”, “seek”, “should”, “target”, “will”, “would”, or the negative of these terms or other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements are based on current expectations, and management’s beliefs and assumptions are not guarantees of future performance or development and involve known and unknown risks, uncertainties and other factors. Additional information concerning these and other factors is contained in the filings made by Nabriva AG with the Securities and Exchange Commission, including in its 2016 Annual Report on Form 10-K for the fiscal year ended December 31, 2016, filed on March 24, 2017 and Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2017, filed on May 10, 2017. All forward-looking statements speak only as of the date of this communication. Neither Nabriva AG nor Nabriva Therapeutics assume any obligation, and disclaims any obligation, to update the information contained in this communication.

Nabriva Therapeutics Contacts:

INVESTORS

David Garrett

Vice President, Corporate Controller and

Head of Investor Relations

Nabriva Therapeutics plc

David.Garrett@nabriva.com

610-816-6657

MEDIA

Katie Engleman

Pure Communications, Inc.

Katie@purecommunicationsinc.com

910-509-3977